Prospectus filed under Rule 424(b)(3)

Registration No. 333-136363

OWENS CORNING

111,011,282 Shares of Common Stock

Prospectus Supplement No. 1, dated January 10, 2007

(To Prospectus dated December 8, 2006)

This prospectus supplement to the prospectus dated December 8, 2006, relates to the registration of 111,011,282 shares of our common stock, par value $0.01 per share, which may be offered for sale from time to time by the selling stockholders named in this prospectus supplement. This prospectus supplement includes our Current Report on Form 8-K, dated January 10, 2007, which was filed with the Securities and Exchange Commission on January 10, 2007.

This prospectus supplement supplements information contained in the prospectus dated December 8, 2006. This prospectus supplement should be read in conjunction with the prospectus dated December 8, 2006, which is to be delivered with this prospectus supplement. This prospectus supplement is qualified by reference to the prospectus, except to the extent that the information in this prospectus supplement updates or supersedes the information contained in the prospectus dated December 8, 2006, including any supplements and amendments thereto.

This prospectus supplement is not complete without, and may not be delivered or utilized except in connection with, the prospectus dated December 8, 2006, including any amendment or supplement thereto.

An investment in our common stock involves risk. See “Risk Factors” beginning on page 19 of the prospectus dated December 8, 2006.

Neither the Securities and Exchange Commission nor any state securities commission has approved or disapproved any of these securities or determined if this prospectus supplement is accurate or complete. Any representation to the contrary is a criminal offense.

The date of this Prospectus Supplement is January 10, 2007.

1) On January 10, 2007, we filed with the Securities and Exchange Commission a current report on Form 8-K, which contained the following information:

Item 5.02. Departure of Directors or Principal Officers; Election of Directors; Appointment of Principal Officers; Compensatory Arrangements of Certain Officers.

On January 5, 2007, James J. McMonagle and W. Howard Morris were elected to the Owens Corning Board of Directors to fill two pre-existing vacancies. Owens Corning expects that Mr. McMonagle will be named to the Compensation Committee and the Finance Committee of the Board of Directors and that Mr. Morris will be named to the Audit Committee and the Governance and Nominating Committee of the Board of Directors. Upon their election, Mr. McMonagle and Mr. Morris became eligible for Owens Corning’s standard plans, contracts, and arrangements for non-management directors and, pursuant to such standard arrangements, each received a grant of 6,000 restricted shares of Owens Corning common stock.

Mr. McMonagle and Mr. Morris were elected to the Owens Corning Board of Directors pursuant to the designations of the Future Claimants’ Representative and the Asbestos Claimants’ Committee, respectively. As set forth in Owens Corning’s bylaws, the Future Claimants’ Representative and the Asbestos Claimants’ Committee were each granted the right to designate a director to serve on Owens Corning’s initial Board of Directors, effective on the day immediately after the day, if any, the Owens Corning/Fibreboard Asbestos Personal Injury Trust (the “Asbestos Trust”) received 28.2 million shares of Owens Corning common stock pursuant to the Sixth Amended Joint Plan of Reorganization for Owens Corning and Its Affiliated Debtors and Debtors-in-Possession (as Modified) (the “Plan”). As described more fully below under “Other Events”, the Asbestos Trust received such shares on January 4, 2007.

Owens Corning’s bylaws also provide that the Asbestos Claimants’ Committee and the Future Claimants’ Representative shall each retain the right to designate a director until such time as the Asbestos Trust no longer owns, beneficially or of record, at least 1% of the then outstanding shares of common stock of Owens Corning.

Item 8.01. Other Events.

According to the terms of the Plan, the Asbestos Trust (which was created in order to pay qualifying holders of present and future asbestos personal injury and wrongful death claims) had a contingent right to receive (i) 28.2 million shares of Owens Corning common stock (the “Contingent Shares”) and (ii) $1.390 billion in cash, plus 7% simple interest from the effective date of the Plan to the payment date (the “Contingent Note”), depending upon the outcome of proposed asbestos legislation known as the Fairness in Asbestos Injury Resolution Act of 2006 (the “FAIR Act”). Due to the fact that the 109th Congress was adjourned sine die on approximately December 9, 2006, and the FAIR Act was not enacted into law by December 19, 2006, the Asbestos Trust’s contingent rights vested and the Asbestos Trust became entitled to receive the Contingent Shares and the payment on the Contingent Note between January 1, 2007 and January 8, 2007. Pursuant to the Plan and the Contingent Note, the equity interests of Owens Corning Sales, Inc. were pledged to the Asbestos Trust to secure Owens Corning’s obligations under the Contingent Note.

Pursuant to Owens Corning’s obligations under the Plan, on January 4, 2007:

•	Owens Corning issued 28.2 million shares of its common stock to the Asbestos Trust;

•	Owens Corning paid the Asbestos Trust $1,407,568,055.56 in full satisfaction of the obligations under the Contingent Note; and

•	the pledge of Owens Corning Sales, Inc. equity interests to the Asbestos Trust was cancelled, as the obligation to pledge equity interests in connection with the Contingent Note terminated upon payment of the Contingent Note.

In order to fund the payment of the Contingent Note, Owens Corning drew $600 million under its delayed-draw senior term loan facility on January 4, 2007. Pursuant to the terms of Owens Corning’s credit agreement (the “Credit Agreement”), the term loan was available in a single draw and the commitments under the term loan facility were terminated upon Owens Corning’s draw and the payment of the Contingent Note. Owens Corning continues to have access to a $1.0 billion multi-currency senior revolving credit facility under the Credit Agreement.

2) The Offering table on pages 12 and 13 of the Prospectus dated December 8, 2006, is updated as follows:

THE OFFERING

The selling stockholders may offer all, some or none of their shares of our common stock. Please see “Plan of Distribution.” The outstanding share information shown below is based on shares that are outstanding after the following distributions were made pursuant to the Plan:

•	72.9 million shares sold in the rights offering or pursuant to the Equity Commitment Agreement;

•	approximately 27.0 million shares issued to certain pre-petition senior unsecured creditors;

•	approximately 2.7 million restricted shares issued to certain directors and employees of the Company as part of the incentive arrangements approved as part of the Plan; and

•	the 28.2 million Contingent Shares that were issued to the Asbestos Trust on January 4, 2007.

This information excludes:

•	approximately 17.5 million shares of our common stock, issuable upon the exercise, at an exercise price of $43.00 per share, of warrants distributed pursuant to the Plan to holders of claims relating to the 6 1/2% Convertible Monthly Income Preferred Securities previously issued by Owens-Corning Capital L.L.C. and certain other similarly situated creditors.

•	approximately 7.8 million shares of our common stock, issuable upon the exercise, at an exercise price of $45.25 per share, of warrants distributed pursuant to the Plan to holders of OCD’s previously issued common stock.

•	the 4.6 million shares of our common stock reserved for issuance upon the exercise of options authorized for issuance under the Owens Company 2006 Stock Plan, of which options to purchase approximately 2.1 million shares were issued on or around the Effective Date at an exercise price of $30.00 per share.

•	approximately 0.4 million restricted stock units, some or all of which shall be settled in shares of our common stock, that were issued to certain directors and employees of the Company.

•	the 1.2 million additional shares of our common stock reserved for issuance as restricted stock under the Owens Corning 2006 Stock Plan.

Common stock offered by the selling stockholders	Up to 111,011,282 shares

Common stock outstanding after the offering, including the Contingent Shares issued to the Asbestos Trust on January 4, 2007	Approximately 130.8 million shares

Use of Proceeds	We will not receive any of the proceeds from this offering.

NYSE Symbol	“OC”

Determination of Offering Price	The selling stockholders may sell all or any part of the shares of our common stock offered hereby from time to time at those prices as they may determine at the time of sale.

Risk Factors	Before investing in our common stock you should carefully read the “Risk Factors” beginning on page 19.

3) The Security Ownership of Certain Beneficial Owners and Management table on pages 112 to 114 of the Prospectus dated December 8, 2006, is updated as follows:

SECURITY OWNERSHIP OF CERTAIN BENEFICIAL OWNERS AND MANAGEMENT

The following table contains information about the estimated beneficial ownership of Owens Corning’s common stock, after giving effect to the Plan and the transactions contemplated thereby, for:

•	each stockholder known by us to own beneficially 5% or more of our common stock;

•	each of our directors;

•	each of the Named Executive Officers set forth above; and

•	all directors and executive officers as a group.

The information contained herein with respect to beneficial ownership has been furnished by each director, officer, beneficial owner of more than 5% of our common stock or selling stockholder. Beneficial ownership is determined in accordance with the rules of the SEC and, except as otherwise indicated by footnote, the number of shares and percentage of ownership indicated in the following table is based on 130,807,241 outstanding shares of Owens Corning common stock. Except as indicated by footnote and subject to community property laws where applicable, to our knowledge, the persons named in the table below will have sole voting and investment power with respect to all shares of common stock shown as beneficially owned by them.

	Beneficial Ownership
5% Stockholders, Officers and Directors	Number of Shares		Percent of Total
Beneficial Owners of 5% or More of Our Common Stock
Owens Corning/Fibreboard Asbestos Personal Injury Trust	28,200,000	(1)(2)(3)	21.6%
Entities affiliated with D. E. Shaw Laminar Portfolios L.L.C	26,811,812	(4)(5)(6)(7)	20.3%
Entities affiliated with Harbinger Capital Partners Master Fund I, Ltd	19,586,064	(8)(9)	13.9%
Entities affiliated with MatlinPatterson Global Partners II LLC	9,771,364	(10)(11)	7.5%
Entities affiliated with Highland Capital Management, L.P.	8,684,420	(12)	6.6%
Entities advised by Franklin Mutual Advisers, LLC	7,554,374	(13)	5.8%
Entities affiliated with King Street Capital Management, L.L.C.	7,231,542	(14)	5.5%
Entities affiliated with J.P. Morgan Securities Inc.	6,792,213	(15)(16)	5.2%
Directors and Executive Officers(17)
Norman P. Blake, Jr.	6,000		*
David T. Brown	93,375		*
Gaston Caperton	6,071	(18)	*
William W. Colville	6,000		*
Ralph F. Hake	6,000		*
F. Philip Handy	6,000		*
Landon Hilliard	6,639	(19)	*
Ann Iverson	6,142	(20)	*
James J. McMonagle	6,000	(21)	*
W. Howard Morris	6,000		*

	Beneficial Ownership
5% Stockholders, Officers and Directors	Number of Shares		Percent of Total
Joseph F. Neely	6,000		*
W. Ann Reynolds	6,557	(22)	*
Robert B. Smith, Jr.	6,000		*
Marc Sole	0	(23)	*
Michael H. Thaman	94,935	(24)	*
Daniel K. K. Tseung	6,000		*
Joseph C. High	36,775		*
David L. Johns	37,263	(25)	*
Charles E. Dana	36,925		*
Executive officers and directors as a group (27 persons)	597,091		*

*	Represents less than 1%
(1)	The Asbestos Trust, the PI Trust Advisory Committee and the Future Claimants’ Representative may be deemed to be a part of a group of persons (as determined in accordance with Section 13(d) of the Exchange Act and the rules promulgated thereunder) and, therefore, the PI Trust Advisory Committee and the Future Claimants’ Representative may also be deemed to be the beneficial owners of the 28,200,000 shares of common stock reported herein as beneficially owned by the Asbestos Trust, individually and as a group. Notwithstanding the foregoing, the PI Trust Advisory Committee and the Future Claimants’ Representative expressly disclaim beneficial ownership of such shares. The Asbestos Trust’s principal office is located at 1100 North Market Street, Wilmington, Delaware 19890-1625. The principal office of the PI Trust Advisory Committee is located at c/o Caplan & Drysdale, Chartered, One Thomas Circle, N.W., Suite 1100, Washington, D.C. 20005-5802. The Future Claimants’ Representative’s address is c/o Vorys, Sater, Seymour & Pease, LLP, 2100 Cleveland Center, 1375 East 9th Street, Cleveland, Ohio 44114.
(2)	The Asbestos Trust (acting through its Trustees), the PI Trust Advisory Committee (acting through its members) and the Future Claimants’ Representative may be deemed to share the power to vote the 28,200,000 shares of common stock solely due to the consent rights of the PI Trust Advisory Committee and the Future Claimants’ Representative under the Asbestos Trust’s trust agreement with respect to the manner in which the Asbestos Trust votes such shares exclusively for the purpose of electing members of our board of directors. Neither the PI Trust Advisory Committee nor the Future Claimants’ Representative have any other power to vote or direct the vote of such shares and neither the PI Trust Advisory Committee nor the Future Claimants’ Representative have any power to dispose or direct the disposition of the 28,200,000 shares of our common stock.
(3)	As part of the Plan, the Asbestos Trust accepted assignment of collar agreements, which provide for certain put and call rights relating to, in the aggregate, all of the 28,200,000 shares of common stock reported herein as beneficially owned by the Asbestos Trust.
(4)	D. E. Shaw Laminar Portfolios, L.L.C. has entered into a collar arrangement, providing for certain put rights and call rights relating to the Contingent Shares that have been issued to the Asbestos Trust, which shares we refer to as Collar Shares. The collar arrangement into which D. E. Shaw Laminar Portfolios, L.L.C. has entered relates to 6,447,188 Collar Shares.
(5)	Consists of (a) 22,009,813 shares of common stock from D. E. Shaw Laminar Portfolios, L.L.C. (including 1,287,943 shares obtainable upon exercise of warrants and 6,447,188 Collar Shares) and (b) 4,801,999 shares of common stock from D. E. Shaw Oculus Portfolios, L.L.C.
(6)

D. E. Shaw & Co., L.P., as investment adviser to D. E. Shaw Laminar Portfolios, L.L.C. and D. E. Shaw Oculus Portfolios, L.L.C., and D. E. Shaw & Co., L.L.C., which we refer to as DESCO LLC, as managing member of D. E. Shaw Laminar Portfolios, L.L.C. and D. E. Shaw Oculus Portfolios, L.L.C., may be deemed to have the shared power to vote or direct the vote of (and the shared power to dispose or direct the disposition of) the shares. As managing member of DESCO LLC, D. E. Shaw & Co. II, Inc., which we refer to as DESCO II, Inc. may be deemed to have the shared power to vote or to direct the vote of (and the shared power to dispose or direct the disposition of) the shares. As general partner of D. E. Shaw & Co., L.P., D. E. Shaw & Co., Inc., which we refer to as DESCO. Inc may be deemed to have the shared power to vote or to direct the vote of (and the shared power to dispose or direct the disposition of) the shares. None of D. E. Shaw & Co., L.P., DESCO LLC, DESCO, Inc., or DESCO II, Inc., owns any shares directly, and each such entity disclaims beneficial ownership of the shares. David E. Shaw does not own any shares directly. By virtue of David E. Shaw’s position as president and sole shareholder of DESCO, Inc., which is the general partner of D. E. Shaw & Co., L.P., and by virtue of David E. Shaw’s position as president and sole shareholder of DESCO II, Inc., which is the managing member of DESCO LLC, David E. Shaw may be deemed to have the shared power to vote or direct the vote of (and the shared power to dispose or direct the disposition of) the shares, and, therefore, David E. Shaw may be deemed to be the indirect beneficial owner of the shares. David E. Shaw disclaims beneficial ownership of the shares. The address for D. E. Shaw Laminar Portfolios, L.L.C. is 120 West Forty-Fifth Street, 39th Floor, Tower 45, New York, NY 10036.

(7)	Marc Sole, a senior vice president at D. E. Shaw & Co., L.P., which is an affiliate of and the investment adviser to D. E. Shaw Laminar Portfolios, L.L.C. and D. E. Shaw Oculus Portfolios, L.L.C., is a director of the Company.
(8)	Consists of (a) 17,908,243 shares of common stock held by Harbinger Capital Partners Master Fund I, Ltd. (including 8,562,649 shares obtainable upon exercise of warrants and 1,740,741 Collar Shares for which Harbinger Capital Partners Master Fund I, Ltd. has put and call rights) and (b) 1,677,821 shares of common stock held by Harbinger Capital Partners Special Situations Fund, L.P. (including 1,677,721 shares obtainable upon exercise of warrants).
(9)	The securities owned by Harbinger Capital Partners Master Fund I, Ltd., which we refer to as Master Fund, may also be deemed to be beneficially owned by Harbinger Capital Partners Offshore Manager, L.L.C. , the investment manager of Master Fund, HMC Investors, L.L.C., its managing member, which we refer to as HMC Investors, Harbert Management Corporation, which we refer to as HMC, the managing member of HMC Investors, Philip Falcone, a shareholder of HMC and the portfolio manager of the Master Fund, Raymond J. Harbert, a shareholder of HMC, and Michael D. Luce, a shareholder of HMC. Each such person disclaims beneficial ownership of the reported securities except to the extent of his or its pecuniary interest therein, and this report shall not be deemed an admission that such person is the beneficial owner of the securities for purposes of Section 13 or 16 of the Securities Exchange Act of 1934, as amended, or for any other purpose. The persons above may also be deemed to be affiliated with HMC Investments, Inc., a registered broker-dealer. The address for Harbinger Capital Partners Master Fund I, Ltd. is c/o Harbinger Capital Partners Offshore Manager, LLC at One Riverchase Parkway South, Birmingham, AL 35244. The securities owned by Harbinger Capital Partners Special Situations Fund, L.P., which we refer to as Special Situations Fund, may also be deemed to be beneficially owned by Harbinger Capital Partners Special Situations GP, LLC, which we refer to as HCPSS, HMC-New-York, Inc., which we refer to as HMCNY, HMC, Philip Falcone, Raymond J. Harbert, and Michael D. Luce. HCPSS is the general partner of the Special Situations Fund, L.P. HMCNY is the managing member of HCPSS. HMC wholly owns HMCNY. Phillip Falcone is the portfolio manager of Special Situations Fund and is a shareholder of HMC. Raymond J. Harbert, and Michael D. Luce are shareholders of HMC. Each such person disclaims beneficial ownership of the reported securities except to the extent of his or its pecuniary interest therein, and this report shall not be deemed an admission that such person is the beneficial owner of the securities for purposes of Section 13 or 16 of the Securities Exchange Act of 1934, as amended, or for any other purpose. The persons above may also be deemed to be affiliated with HMC Investments, Inc., a registered broker-dealer.
(10)	Consists of (a) 323,560 shares of common stock held by MatlinPatterson Global Opportunities Partners II L.P., (b) 115,847 shares of common stock held by MatlinPatterson Global Opportunities Partners (Cayman) II L.P., (c) 6,871,687 shares of common stock held by PI SPE LLC and (d) 2,460,270 shares of common stock held by PI SPE CI LLC.

(11)	MatlinPatterson Global Partners II LLC serves as General Partner of MatlinPatterson Global Opportunities Partners II L.P. and MatlinPatterson Global Opportunities Partners (Cayman) II L.P. The sole member of PI SPE LLC is MatlinPatterson Global Opportunities Partners II L.P. The sole member of PI SPE CI LLC is MatlinPatterson Global Opportunities Partners (Cayman) II L.P. Each of David J. Matlin and Mark R. Patterson hold 50% of the membership interests of MatlinPatterson LLC, the indirect beneficial owner of all of the membership interests of PI SPE LLC, PI SPE CI LLC, MatlinPatterson Global Opportunities Partners II L.P. and MatlinPatterson Global Opportunities Partners (Cayman) II L.P. The address for MatlinPatterson Global Partners II LLC is 520 Madison Avenue, New York, NY 10022.
(12)	Includes 7,747,646 shares of common stock for which Highland Crusader Offshore Partners, L.P., which we refer to as HCOP, is the registered holder. Highland Capital Management, L.P., which we refer to as HCMLP, is the investment manager for HCOP and certain other registered holders of shares of common stock who may be deemed to share voting control over the shares of common stock for which each is the registered holder, including, Highland Credit Strategies Fund, Prospect Street High Income Portfolio and Prospect Street Income Shares. Strand Advisors, Inc., which we refer to as Strand, is the general partner of HCMLP. Mr. James D. Dondero is a director and the President of Strand, and in that capacity, may be deemed to have or share voting control over the common stock held by HCMLP. The address for Highland Capital Management L.P. is 13455 Noel Road, Suite 800, Dallas, TX 75240.
(13)	Mutual Beacon Fund, Mutual Discovery Fund, Mutual Qualified Fund, Mutual Shares Fund, Mutual Beacon Fund (Canada), FTIF Franklin Mutual Beacon Fund, Franklin Mutual Global Discovery Fund, Franklin Mutual Recovery Fund, Mutual Recovery Fund Ltd (Cayman), FTF—Franklin Mutual Shares Fund, Mutual Discovery Fund (Canada), FTVIP Mutual Discovery Securities Fund, FTVIP Mutual Shares Securities Fund, AXA EQ Mutual Shares Porfolio are open or closed-end investment companies or other managed accounts which are advised by Franklin Mutual Advisers, LLC, or FMA, an investment advisor registered under the Investment Advisers Act of 1940. FMA is an indirect wholly-owned subsidiary of Franklin Resources, Inc., or FRI, a diversified financial services organization. Investment advisory agreements between FMA and the stockholder listed above grant FMA all investment and voting power over the common stock listed above. Neither FRI nor FMA have any interest in dividends or proceeds from the sale of the shares and they disclaim beneficial ownership of any of the shares. The address for FMA is 101 John F. Kennedy Parkway, Short Hills, NJ 07078.
(14)	Consists of 2,296,013 shares of common stock held by King Street Capital, L.P. (including 818,792 Collar Shares for which King Street Capital, L.P. has put and call rights) and (b) 4,935,529 shares of common stock held by King Street Capital, Ltd. (including 1,760,083 Collar Shares for which King Street Capital, Ltd. has put and call rights). King Street Advisors, L.L.C., which we refer to as KSA, the general partner of King Street Capital, L.P., which we refer to as KSC L.P., may be deemed to be the beneficial owner of the securities held by King Street Capital, L.P. King Street Capital Management, L.L.C., which we refer to as KSCM, which has been delegated certain investment advisory responsibilities by KSA on behalf of KSC L.P., and which is also the investment manager of King Street Capital Ltd., may be deemed to be the beneficial owner of the securities held by the selling stockholder. Brian J. Higgins and O. Francis Biondi, Jr., each of whom is a managing member of and owner of a 50% interest in, each of KSA and KSCM, may each be deemed to be the beneficial owner of the securities held by the selling stockholder. The address for King Street Capital Management, L.L.C is 65 East 55th Street, 30th Floor, New York, New York 10022.
(15)	Includes 25,876 shares of common stock obtainable upon exercise of warrants held by J.P. Morgan Securities Inc. and 5,045,595 Collar Shares for which JPMorgan Chase Bank, National Association, which we refer to as JPMorgan Chase Bank, an indirect subsidiary of JP Morgan Chase & Co., has put and call rights and which J.P. Morgan Securities Inc. may sell on behalf of JPMorgan Chase Bank or its affiliates.
(16)	These securities may also be deemed to be beneficially owned by JP Morgan Chase & Co., the indirect parent of J.P. Morgan Securities Inc. and JPMorgan Chase Bank. The address for JPMorgan Chase & Co. is 270 Park Avenue, New York, New York 10017.
(17)	The business address for each of our directors and officers is One Owens Corning Parkway, Toledo, Ohio 43659.
(18)	Includes 71 shares of common stock obtainable upon the exercise of warrants.

(19)	Includes 639 shares of common stock obtainable upon the exercise of warrants.
(20)	Includes 142 shares of common stock obtainable upon the exercise of warrants.
(21)	In addition to being a director, James J. McMonagle is the Future Claimants’ Representative for the Owens Corning/Fibreboard Asbestos Personal Injury Trust. The Owens Corning/Fibreboard Asbestos Personal Injury Trust is the beneficial owner of 28.2 million shares of Owens Corning stock. Mr. McMonagle disclaims any beneficial ownership that may be attributable to him as a result of his affiliation with the Owens Corning/Fibreboard Asbestos Personal Injury Trust.
(22)	Includes 557 shares of common stock obtainable upon the exercise of warrants.
(23)	Marc Sole is also a senior vice president at D. E. Shaw & Co., L.P., which is an affiliate of and the investment adviser to D. E. Shaw Laminar Portfolios, L.L.C. and D. E. Shaw Oculus Portfolios, L.L.C. Mr. Sole disclaims any beneficial ownership that may be attributable to him as a result of his affiliation with D. E. Shaw Laminar Portfolios, L.L.C. and D. E. Shaw Oculus Portfolios, L.L.C.
(24)	Includes 1,560 shares of common stock obtainable upon the exercise of warrants.
(25)	Includes 488 shares of common stock obtainable upon the exercise of warrants.

4) The Selling Stockholder table on pages 115 to 119 of the Prospectus dated December 8, 2006, is updated as follows:

SELLING STOCKHOLDERS

The information combined herein with respect to beneficial ownership has been furnished by each selling stockholder. Beneficial ownership is determined in accordance with the rules of the SEC. Except as indicated by footnote and subject to community property laws where applicable, to our knowledge, the persons named in the table below have sole voting and investment power with respect to all shares of common stock shown as beneficially owned by them.

The shares of our common stock registered hereby were acquired by the selling stockholders in connection with the transactions contemplated by the Plan. Unless set forth in this section or under “Certain Transactions,” to our knowledge, none of the selling stockholders has, or within the past three years has had, any material relationship with us or with any of our predecessors or affiliates.

The number of shares and percentage of ownership indicated in the following table is based on 130,807,241 outstanding shares of Owens Corning common stock (except as otherwise indicated by footnotes).

The following table sets forth information with respect to the selling stockholders and the shares of Owens Corning common stock beneficially owned by the selling stockholders that may be offered from time to time pursuant to this prospectus. The selling stockholders may offer all, some or none of their shares of our common stock. See “Plan of Distribution.”

	Number of Shares of Common Stock Beneficially Owned		Maximum Number of Shares of Common Stock That May Be Offered By This Prospectus	Percentage of Shares of Common Stock Beneficially Owned
Name of Selling Stockholder				Before Offering	If Maximum Number of Shares Offered are Sold
Appaloosa Investment L.P. I	2,530,474	(1)(2)(3)	2,250,444	1.9%	*
Avenue Investments, L.P.	32,000	(4)	32,000	*	*
Avenue International, Ltd.	80,000	(4)	80,000	*	*
Avenue Special Situations Fund IV, LP	288,000	(4)	288,000	*	*
Blue Bay Value Recovery (Master) Fund Limited	3,827,195	(1)(5)	2,469,924	2.9%	1.0%
Cargill Financial Services International, Inc.	1,371,327		1,000,333	1.0%	*
Cerberus Partners, L.P.	1,109,000	(1)(6)	1,109,000	*	*
Citadel Equity Fund Ltd.	1,662,091	(1)(7)	1,300,666	1.3%	*
Credit Suisse Securities (USA) LLC	335,533		335,533	*	*
D. E. Shaw Laminar Portfolios L.L.C.	22,009,813	(8)(9)(10)	22,009,813	16.7%	*
D. E. Shaw Oculus Portfolios, L.L.C	4,801,999	(8)(9)	4,801,999	3.7%	*
M.H. Davidson & Co.	17,588	(11)	17,588	*	*
Davidson Kempner Partners	112,636	(11)	112,636	*	*
Davidson Kempner Institutional Partners, L.P.	207,255	(11)	207,255	*	*

	Number of Shares of Common Stock Beneficially Owned		Maximum Number of Shares of Common Stock That May Be Offered By This Prospectus	Percentage of Shares of Common Stock Beneficially Owned
Name of Selling Stockholder				Before Offering	If Maximum Number of Shares Offered are Sold
Davidson Kempner International, Ltd.	348,472	(11)	348,472	*	*
Serena Limited	7,649	(11)	7,649	*	*
Deephaven Distressed Opportunities Trading Ltd.	738,851	(12)(13)	738,851	*	*
Deephaven Event Trading Ltd.	2,012,349	(12)(14)	2,012,349	1.5%	*
MA Deep Event Ltd.	93,270	(12)(15)	93,270	*	*
Harbinger Capital Partners Master Fund I, Ltd.	17,908,243	(16)(17)	17,908,243	12.8%	*
Harbinger Capital Partners Special Situations Fund, L.P.	1,677,821	(18)(19)	1,677,821	1.3%	*
Highland Crusader Offshore Partners, L.P.	7,747,646	(20)	7,363,063	5.9%	*
J.P. Morgan Securities Inc.	6,792,213	(21)(22)	6,792,213	5.2%	*
King Street Capital, L.P.	2,296,013	(23)(24)	2,296,013	1.8%	*
King Street Capital, Ltd.	4,935,529	(23)(25)	4,935,529	3.8%	*
Lehman Brothers Inc.	4,887,842	(26)	4,490,769	3.7%	*
Marathon Special Opportunity Master Fund Ltd.	1,742,592	(1)(27)	1,600,666	1.3%	*
MatlinPatterson Global Opportunities Partners II L.P.	323,560	(28)	323,560	*	*
MatlinPatterson Global Opportunities Partners (Cayman) II L.P.	115,847	(28)	115,847	*	*
PI SPE LLC	6,871,687	(28)	6,871,687	5.3%	*
PI SPE CI LLC	2,460,270	(28)	2,460,270	1.9%	*
Mutual Beacon Fund	967,889	(29)(30)	967,889	*	*
Mutual Discovery Fund	1,672,502	(29)(31)	1,672,502	1.3%	*
Mutual Qualified Fund	779,465	(29)(32)	779,465	*	*
Mutual Shares Fund	2,845,052	(29)(33)	2,845,052	2.2%	*
Mutual Beacon Fund (Canada)	38,806	(29)	38,806	*	*
FTIF Franklin Mutual Beacon Fund	235,448	(29)	235,448	*	*
Franklin Mutual Global Discovery Fund	7,023	(29)	7,023	*	*
Franklin Mutual Recovery Fund	79,497	(29)(34)	79,497	*	*
Mutual Recovery Fund Ltd (Cayman)	11,036	(29)(35)	11,036	*	*
FTF—Franklin Mutual Shares Fund	4,848	(29)	4,848	*	*
Mutual Discovery Fund (Canada)	22,258	(29)	22,258	*	*
FTVIP Mutual Discovery Securities Fund	190,995	(29)(36)	190,995	*	*
FTVIP Mutual Shares Securities Fund	697,324	(29)(37)	697,324	*	*
AXA EQ Mutual Shares Portfolio	2,232	(29)	2,232	*	*
Plainfield Special Situations Master Fund Limited	1,360,401	(38)(39)	1,289,438	1.0%	*
Quadrangle Debt Opportunity Fund Master Ltd.	901,930	(40)	901,930	*	*
QDRF Master Ltd.	3,680,702	(40)	3,680,702	2.8%	*
Silver Point Capital Offshore Fund, Ltd.	1,553,704	(41)(42)	1,404,974	1.2%	*
Silver Point Capital Fund, L.P.	1,068,766	(41)(43)	965,411	*	*

*	Represents less than 1%
(1)	The selling stockholder has entered into a collar arrangement, providing for certain put rights and call rights relating to the Contingent Shares that have been be issued to the Asbestos Trust.
(2)	David A. Tepper is the sole stockholder and president of Appaloosa Partners Inc., which we refer to as API. API is the general partner of, and Mr. Tepper owns a majority of the limited partnership interests of Appaloosa Management L.P., which we refer to as the Manager. The Manager is the general partner of Appaloosa Investment L.P. I. Each of the foregoing persons disclaims beneficial ownership of the shares of common stock of the Company reported herein except to the extent of his or its pecuniary interest therein.
(3)	Includes 5,059 shares of common stock obtainable upon exercise of warrants held by Appaloosa Investment L.P. I. and 644,719 Collar Shares for which Appaloosa Investment L.P. I. has put and call rights.
(4)	Marc Lasry and Sonia E. Gardner, principals of the selling stockholder, in their capacities as such, may be deemed to have investment discretion and voting power over the shares of common stock owned by the selling stockholder.
(5)	BlueBay Asset Management plc, which we refer to as BlueBay, is the investment manager of BlueBay Value Recovery (Master) Fund Limited, which we refer to as BlueBay Value Recovery Fund. As investment manager, BlueBay has full voting and dispositive powers with respect to the shares of the common stock of the Company directly held by BlueBay Value Recovery Fund. Includes 709,191 Collar Shares for which BlueBay has put and call rights.
(6)	Cerberus Partners, L.P., a Delaware limited partnership, which we refer to as Cerberus, is the registered holder of 455,000 shares of common stock, and an additional 654,000 Collar Shares. Stephen Feinberg possesses sole power to vote and direct the disposition of all shares of the common stock, and all Collar Shares, held by Cerberus and is therefore, for the purposes of Reg. Section 240.13d-3, deemed to beneficially own such shares and such Collar Shares.
(7)	Citadel Limited Partnership, which we refer to as Citadel, is the trading manager of Citadel Equity Fund Ltd. and consequently has investment discretion over securities held by Citadel Equity Fund Ltd. Citadel disclaims beneficial ownership of the shares beneficially owned by Citadel Equity Fund Ltd. Kenneth C. Griffin indirectly controls Citadel and therefore has ultimate investment discretion over securities held by Citadel Equity Fund Ltd. Mr. Griffin disclaims beneficial ownership of the shares held by Citadel Equity Fund Ltd.
(8)	D. E. Shaw & Co. L.P. as investment adviser, has voting and investment control over any shares of common stock owned or that will be owned by the selling stockholder. Julius Gaudio, Eric Wepsic, Maximilian Stone, and Anne Dinning, or their designees, exercise voting and investment control over the shares on D. E. Shaw & Co. L.P.’s behalf.
(9)	Marc Sole, a senior vice president at D. E. Shaw & Co., L.P., which is an affiliate of and the investment adviser to D. E. Shaw Laminar Portfolios, L.L.C. and D. E. Shaw Oculus Portfolios, L.L.C., is a director of the Company.
(10)	Includes 1,287,943 shares obtainable upon exercise of warrants held by D. E. Shaw Laminar Portfolios, L.L.C. and 6,447,188 Collar Shares.
(11)	Messrs. Thomas L. Kempner, Jr., Marvin H. Davidson, Stephen M. Dowicz, Scott E. Davidson, Michael J. Leffell, Timothy I. Levart, Robert J. Brivio, Jr., Anthony A. Yoseloff, Eric P. Epstein and Avram Z. Friedman, which we refer to collectively as the Principals, are the general partners of M.H. Davidson & Co. and MHD Management Co., which we refer to as MHD, the general partner of Davidson Kempner Partners, the sole managing members of Davidson Kempner International Advisors, L.L.C. which we refer to as DKIA, the investment manager of each of Davidson Kempner International, Ltd. and Serena Limited, and the sole stockholders of Davidson Kempner Advisers Inc. which we refer to as DKAI, the general partner of Davidson Kempner Institutional Partners, L.P. Each of the Principals, MHD, DKIA and DKAI disclaim all beneficial ownership as affiliates of a registered investment advisor, and, in any case, disclaim all beneficial ownership except as to the extent of their pecuniary interest in the shares.

(12)	Deephaven Capital Management LLC, which we refer to as Deephaven is the investment manager to Deephaven Distressed Opportunities Trading Ltd., which we refer to as Deephaven Distressed, Deephaven Event Trading Ltd., which we refer to as Event Fund, and MA Deep Event Ltd., which we refer to as MA Deep Fund. As investment manager, Deephaven has full voting and dispositive power with respect to the shares of the common stock of the Company directly held by Deephaven Distressed, Event Fund and MA Deep Fund. Deephaven disclaims beneficial ownership of such shares, except to the extent of its pecuniary interest in Deephaven Distressed, Event Fund and MA Deep Fund.
(13)	Includes 328,291 Collar Shares for which Deephaven Distressed Opportunities Trading Ltd. has put and call rights.
(14)	Includes 961,147 Collar Shares for which Deephaven Event Trading Ltd. has put and call rights.
(15)	MA Deep Fund is sponsored by JP Morgan Alternative Asset Management, Inc. and managed by Deephaven. MA Deep Fund is considered an affiliate of JP Morgan Chase & Company, which we refer to as JP Morgan, for purposes of 23 A and B of the Bank Holding Act. Deephaven has sole discretion to direct the investment activities of MA Deep Fund.
(16)	These securities may also be deemed to be beneficially owned by Harbinger Capital Partners Offshore Manager, L.L.C. , the investment manager of Harbinger Capital Partners Master Fund I, Ltd., which we refer to as Master Fund, HMC Investors, L.L.C., its managing member, which we refer to as HMC Investors, Harbert Management Corporation, which we refer to as HMC, the managing member of HMC Investors, Philip Falcone, a shareholder of HMC and the portfolio manager of the Master Fund, Raymond J. Harbert, a shareholder of HMC, and Michael D. Luce, a shareholder of HMC. Each such person disclaims beneficial ownership of the reported securities except to the extent of his or its pecuniary interest therein, and this report shall not be deemed an admission that such person is the beneficial owner of the securities for purposes of Section 13 or 16 of the Securities Exchange Act of 1934, as amended, or for any other purpose. The persons above may also be deemed to be affiliated with HMC Investments, Inc., a registered broker-dealer.
(17)	Includes 8,562,649 shares of common stock obtainable upon exercise of warrants by Master Fund and 1,740,741 Collar Shares for which Master Fund has put and call rights.
(18)	These securities may also be deemed to be beneficially owned by Harbinger Capital Partners Special Situations GP, LLC, which we refer to as HCPSS, HMC-New-York, Inc., which we refer to as HMCNY, HMC, Philip Falcone, Raymond J. Harbert, and Michael D. Luce. HCPSS is the general partner of Harbinger Capital Partners Special Situations Fund, L.P., which we refer to as Special Situation Fund. HMCNY is the managing member of HCPSS. HMC wholly owns HMCNY. Phillip Falcone is the portfolio manager of Special Situations Fund and is a shareholder of HMC. Raymond J. Harbert and Michael D. Luce are shareholders of HMC. Each such person disclaims beneficial ownership of the reported securities except to the extent of his or its pecuniary interest therein, and this report shall not be deemed an admission that such person is the beneficial owner of the securities for purposes of Section 13 or 16 of the Securities Exchange Act of 1934, as amended, or for any other purpose. The persons above may also be deemed to be affiliated with HMC Investments, Inc., a registered broker-dealer.
(19)	Includes 1,677,721 shares of common stock obtainable upon exercise of warrants held by Harbinger Capital Partners Special Situations Fund, L.P.
(20)	HCMLP is the beneficial owner of 8,684,420 shares of common stock and is the investment manager for HCOP and certain other registered holders of shares of common stock who may be deemed to share voting control over the shares of common stock for which each is the registered holder, including, Highland Credit Strategies Fund, Prospect Street High Income Portfolio and Prospect Street Income Shares. Strand is the general partner of HCMLP. Mr. James D. Dondero is a director and the President of Strand, and in that capacity, may be deemed to have or share voting control over the common stock held by HCMLP.
(21)	Includes 25,876 shares of common stock obtainable upon exercise of warrants held by J.P. Morgan Securities Inc. and 5,045,595 Collar Shares for which JPMorgan Chase Bank, National Association, which we refer to as JPMorgan Chase Bank, an indirect subsidiary of JP Morgan Chase & Co., has put and call rights and which J.P. Morgan Securities Inc. may sell on behalf of JPMorgan Chase Bank or its affiliates.
(22)	These securities may also be deemed to be beneficially owned by JP Morgan Chase & Co., the indirect parent of J.P. Morgan Securities Inc. and JPMorgan Chase Bank.

(23)	King Street Advisors, L.L.C., which we refer to as KSA, the general partner of King Street Capital, L.P., which we refer to as KSC L.P., may be deemed to be the beneficial owner of the securities held by King Street Capital, L.P. King Street Capital Management, L.L.C., which we refer to as KSCM, which has been delegated certain investment advisory responsibilities by KSA on behalf of KSC L.P., and which is also the investment manager of King Street Capital Ltd., may be deemed to be the beneficial owner of the securities held by the selling stockholder. Brian J. Higgins and O. Francis Biondi, Jr., each of whom is a managing member of and owner of a 50% interest in, each of KSA and KSCM, may each be deemed to be the beneficial owner of the securities held by the selling stockholder.
(24)	This includes 818,792 Collar Shares for which King Street Capital, L.P. has put and call rights.
(25)	This includes 1,760,083 Collar Shares for which King Street Capital, Ltd. has put and call rights.
(26)	Includes 319,559 shares of common stock obtainable upon exercise of warrants held by Lehman Brothers Inc. and 1,289,437 Collar Shares for which Lehman Brothers Inc. has put and call rights.
(27)	Includes 141,926 shares of common stock obtainable upon exercise of warrants held by Marathon Special Opportunity Master Fund Ltd.
(28)	The sole member of PI SPE LLC is MatlinPatterson Global Opportunities Partners II L.P. The sole member of PI SPE CI LLC is MatlinPatterson Global Opportunities Partners (Cayman) II L.P. Each of David J. Matlin and Mark R. Patterson hold 50% of the membership interests of MatlinPatterson LLC, the indirect beneficial owner of all of the membership interests of PI SPE LLC, PI SPE CI LLC, MatlinPatterson Global Opportunities Partners II L.P. and MatlinPatterson Global Opportunities Partners (Cayman) II L.P.
(29)	These selling stockholders are open or closed-end investment companies or other managed accounts which are advised by Franklin Mutual Advisers, LLC, or FMA, an investment advisor registered under the Investment Advisers Act of 1940. FMA is an indirect wholly-owned subsidiary of Franklin Resources, Inc., or FRI, a diversified financial services organization. Investment advisory agreements between FMA and the selling stockholder listed above grant FMA all investment and voting power over the common stock listed above. Neither FRI nor FMA have any interest in dividends or proceeds from the sale of the shares and they disclaim beneficial ownership of any of the shares.
(30)	Includes 310,123 Collar Shares.
(31)	Includes 535,890 Collar Shares.
(32)	Includes 249,750 Collar Shares.
(33)	Includes 911,589 Collar Shares.
(34)	Includes 25,472 Collar Shares.
(35)	Includes 3,536 Collar Shares.
(36)	Includes 61,197 Collar Shares.
(37)	Includes 223,431 Collar Shares.
(38)	Plainfield Asset Management LLC, as investment manager, which we refer to as PAM, has voting and investment control over any shares of common stock owned or that will be owned by the selling stockholder. Max Holmes exercises voting and investment control over the shares as Chief Investment Officer of PAM.
(39)	Includes 70,963 shares obtainable upon exercise of warrants held by Plainfield Special Situations Master Fund Limited, which we refer to as PSSMF, and 1,289,438 Collar Shares for which PSSMF has put and call rights.
(40)	Quadrangle Debt Recovery Advisors LLC, Michael Weinstock, Andrew Herenstein, Christopher Santana and Josiah Rotenberg may be deemed to have beneficial ownership over the common stock held by Quadrangle Debt Opportunity Fund Master Ltd. and QDRF Master Ltd., which we refer to collectively as the Funds, by virtue of the authority granted to them by the Funds to vote and to dispose of the securities held by the Funds, including the common stock. Each such person disclaims beneficial ownership of the common stock except to the extent of their pecuniary interest therein.
(41)	Silver Point Capital, L.P., which we refer to as Silver Point, is the investment manager of Silver Point Capital Fund, L.P., which we refer to as SPCF, and Silver Point Capital Offshore Fund, Ltd., which we refer to collectively as the Funds and, by reason of such status, may be deemed to be the beneficial owner of all of the reported securities held by the Funds. Messrs. Edward A. Mulé and Robert J. O’Shea each indirectly control Silver Point and by virtue of such status may be deemed to be the beneficial owner of all of the reported securities held by the Funds. Messrs. Mulé and O’Shea disclaim beneficial ownership of the reported securities held by the Funds except to the extent of their pecuniary interest.
(42)	Includes 386,831 Collar Shares for which Silver Point Capital Offshore Fund, Ltd. has put and call rights.
(43)	Includes 257,888 Collar Shares for which Silver Point Capital Fund, L.P. has put and call rights.

The description of Outstanding Capital Stock on page 129 of the Prospectus dated December 8, 2006, is updated as follows:

Outstanding Capital Stock

The following Owens Corning capital stock is issued and outstanding:

•	approximately 130.8 million shares of our common stock, including 28.2 million Contingent Shares that were issued to the Asbestos Trust on January 4, 2007; and

•	none of the 10,000,000 shares of our preferred stock.